UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

July 3, 2024

Date of Report (Date of earliest event reported)

ROTH CH ACQUISITION V CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41105	86-1229207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 San Clemente Drive, Suite 400 Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 720-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROCL	The Nasdaq Stock Market LLC
Warrants	ROCLW	The Nasdaq Stock Market LLC
Units	ROCLU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

 As previously disclosed, on October 9, 2023, The Nasdaq Stock Market LLC (“Nasdaq”) notified Roth CH Acquisition V Co. (“ROCL”) that it did not comply with Nasdaq’s minimum 400 Total Holders requirement, set forth in Listing Rule 5450(a)(2) (the “Rule”). Based on Nasdaq’s further review and responsive materials submitted by ROCL, Nasdaq then determined to grant ROCL an extension of time to regain compliance with the Rule. In accordance with the terms of the extension, ROCL submitted updated shareholder information to Nasdaq. However, on May 13, 2024, Nasdaq notified ROCL that it did not regain compliance with the requirement during the extension period. On May 17, 2024, ROCL timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”).

A hearing on this matter was held on June 27, 2024 and on July 3, 2024, Nasdaq notified ROCL that the Panel has determined to grant ROCL’s request to continue its listing on Nasdaq subject to the condition that on or before November 11, 2024, ROCL shall demonstrate compliance with the Rule.

ROCL expects to demonstrate its compliance with the Rule in connection with the closing of its business combination with New Era Helium Corporation. Notwithstanding the foregoing, there can be no assurance that ROCL will ultimately regain compliance with all applicable requirements for continued listing on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2024

ROTH CH ACQUISITION V CO.

By:	/s/ John Lipman
Name:	John Lipman
Title:	Co-Chief Executive Officer and Co-Chairman of the Board